UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2017

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street

Suite 5200

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2017 (the “Effective Date”), Southcross Energy Partners GP, LLC (the “General Partner”), the general partner of Southcross Energy Partners, L.P., (the “Partnership”) approved separate contingent bonus agreements with a group of individuals which includes key employees, including each of Bruce A. Williamson, Brett M. Allan and Joel D. Moxley (each of whom is a named executive officer of the General Partner).

Under such bonus agreements, a form of which is attached hereto (the “Form of Bonus Agreement”), certain individuals and key employees of our General Partner (which includes our named executive officers), will be eligible to receive a cash bonus payment in the event of a Change of Control (as such term is defined in the Form of Bonus Agreement), so long as such employee remains employed by the General Partner as of the Change of Control. The amounts to be paid to such individuals and key employees will be determined by the board of the General Partner in its discretion, including factors as provided in the Form of Bonus Agreement. Accordingly it is not possible at the time of filing of this Form 8-K to determine the amount payable to participants, including the named executive officers listed above. However, the estimated aggregate payment to this group of individuals and key employees as a group pursuant to such contingent bonus agreements is estimated to be between four and eight million dollars and it is contemplated that any payment will be allocated in the ordinary course between the Partnership and Southcross Holdings LP.

The foregoing description of the Form of Bonus Agreement is qualified in its entirety by reference to the full text of the Form of Bonus Agreement, which is attached as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Bonus Agreement by and between Southcross Energy Partners GP, LLC and certain key employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: March 27, 2017	By:	/s/ Kelly J. Jameson
		Name:	Kelly J. Jameson
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Bonus Agreement by and between Southcross Energy Partners GP, LLC and certain key employees.